CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8 of LitFunding Corp., F/K/A RP Entertainment, Inc. of our report dated March 12, 2003 on our audit of the financial statements of LitFunding Corp., formerly RP Entertainment, Inc. as of December 31, 2002, and the results of its operations and cash flows for the year ended December 31, 2002.



/s/ kabani & Company, Inc.

Kabani & Company, Inc.
Certified Public Accountants
Fountain Valley, California
September 2 , 2003